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                                      EXHIBIT 21

                            SUBSIDIARIES OF THE REGISTRANT

         NAME                                                JURISDICTION
       --------                                            ---------------
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
Boston Acoustics Foreign Sales Corporation                U.S. Virgin Islands
Boston Acoustics Securities Corp.                            Massachusetts
BA Acquisition Corp.                                         Massachusetts
Boston Acoustics Italia, s.r.l.                                  Italy

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